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                                                                EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement of Surety Capital Corporation on Form S-3 (File No. 333-_____) of our report dated February 4, 1998, except as to the information presented in the last paragraph of Note 17, for which the date is March 17, 1998, on our audits of the financial state-ments of Surety Capital Corporation. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.


Fort Worth, Texas
June 23, 1998